Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)      Registration Statement on Form S-8 (No. 333-197408) pertaining to the 2008 Stock Incentive Plan, as amended, the 2014 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Ardelyx, Inc.

(2)      Registration Statements on Form S-8 (Nos. 333-202663 and 333-230156) pertaining to the 2014 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Ardelyx, Inc.

(3)      Registration Statements on Form S-3 (Nos. 333-205630, 333-213085 and 333-239764) of Ardelyx, Inc.

(4)      Registration Statements on Form S-8 (Nos. 333-210079, 333-216154, 333-223694 and 333-237057) pertaining to the 2014 Equity Incentive Award Plan of Ardelyx, Inc.

(5)      Registration Statement on Form S-8 (No. 333-214538) pertaining to the 2016 Employment Commencement Incentive Plan of Ardelyx, Inc.

of our report dated March 8, 2021, with respect to the financial statements of Ardelyx, Inc. included in this Annual Report (Form 10-K) of Ardelyx, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
March 8, 2021